EXHIBIT 1.1

LTC Properties, Inc.

$85,686,249.20

Shares of Common Stock

($0.01 par value per share)

Amended and Restated Equity Distribution Agreement

October 26, 2010

KeyBanc Capital Markets Inc.

127 Public Square
Cleveland, Ohio 44114

Ladies and Gentlemen:

LTC Properties, Inc., a Maryland corporation qualified as a real estate investment trust (the “Company”) confirms its agreement (this “Agreement”) with KeyBanc Capital Markets Inc. (the “Manager”) as follows:

1.                                       Description of Shares.  The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, shares of its common stock, $0.01 par value per share (“Common Shares”), having an aggregate gross sales price of up to $85,686,249.20 (the “Shares”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Manager, the Company hereby appoints the Manager as agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein. The Company agrees that whenever it determines to sell the Shares directly to the Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

This Agreement amends and restates in its entirety that certain Equity Distribution Agreement, dated August 5, 2009, as amended by Amendment No. 1 thereto dated August 4, 2010, by and between the Company and the Manager (the “Original Agreement”), which, as amended, contemplated the issuance and sale of Common Shares having an aggregate gross sales price of up to $85,686,249.20 to or through the Manager, of which Common Shares having an aggregate gross sales price of $20,580,628.26 were issued and sold pursuant to the Original Agreement.  As of the date hereof, Common Shares having an aggregate gross sales price of $65,105,620 remain authorized for issuance and sale pursuant to the terms of this Agreement.

The Company has also entered into an equity distribution agreement (the “Alternative Equity Distribution Agreement”), dated of even date herewith, with BMO Capital Markets Corp. (the “Alternative Manager”).  The aggregate gross sales price of the Shares that may be sold pursuant to this Agreement and the Alternative Equity Distribution Agreement shall not exceed $85,686,249.20, including the Shares having an aggregate gross sales price of $20,580,628.26 issued and sold prior to the date hereof pursuant to the Original Agreement.  Whenever the Company determines to sell the Shares directly to the Alternative Manager as principal, it will enter into a separate agreement (each, an “Alternative Terms Agreement”) in substantially the form of Annex I to the Alternative Equity Distribution Agreement.

2.                                       Representations and Warranties.  The Company hereby represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)                                  The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission a registration statement (File Number 333-167433) relating to securities, including the Shares, on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of certain securities, including the Shares.  Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, have been declared effective by the Commission and no stop order suspending the effectiveness of the Registration Statement or any part thereof has been issued or is in effect and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(1) under the Act has been received by the Company. The Company has paid the required Commission filing fees relating to the Shares. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to August 4, 2010 or prior to any such time this representation is repeated or deemed to be made, and no order preventing or suspending the use of the Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission. The Registration Statement, at August 4, 2010, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was June 16, 2010. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)                                 To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement and the Company elects to continue the sales of Shares under this Agreement, the Company shall file a new registration statement with respect to any additional Common Shares necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)                                  On each Effective Date, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder (including the filing of any required exhibits thereto) and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder (including the filing of any required exhibits thereto) and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representation or warranty as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).  The statements in the Prospectus and any document that is incorporated by reference therein under the headings “Risk Factors—Congress and the States Have Enacted Health Care Reform and Budget Measures,” “Risk Factors—Provisions in Our Articles of Incorporation May Limit Ownership of Shares of Our Capital Stock,” “Risk Factors—Certain provisions of Maryland law and our Charter and Bylaws could hinder, delay or prevent changes in control,” “General Description of the Offered Securities,” “Description of Debt Securities,” “Description of Our Common Stock,” “Description of Our Preferred Stock,” “Restrictions on Ownership and Transfer,” “Certain Provisions of Maryland Law and of Our Charter and Bylaws,” “Business—Government Regulation,” “Business—Legislative Developments” and “Business—Taxation of Our Company” and insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate summaries or descriptions thereof in all material respects.

(d)                                 All documents filed by the Company pursuant to Sections 12, 13, 14 or 15 of the Exchange Act and incorporated by reference into the Prospectus, when they became effective or were filed with the Commission, as the case may be, complied in all material respects with the requirements of the Act and the rules thereunder or the Exchange Act and the rules thereunder, as applicable. Any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder.

(e)                                  At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not and will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  Each Issuer Free Writing Prospectus, if any, does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified.  The two preceding sentences do not apply to statements in or omissions from the Disclosure Package or any Issuer Free Writing Prospectus, as applicable, that are based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.

(f)                                    (i)                                     At the earliest time after the filing of the Registration Statement that the Company, any director, officer, employee or other representative of the Company or the Manager made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g)                                 The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(h)                                 The Common Shares are an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(i)                                     The Company has not entered into any other sales agency agreements or other similar arrangements with any agent or any other representative in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act.

(j)                                     (i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland, with corporate power and authority to own or lease its properties and conduct its business as described in the Disclosure Package and the Prospectus, and the Company is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification, and in which the failure to be so qualified and in good standing would (a) have a material adverse effect upon the business, financial condition, results of operations, management, properties or prospects of the Company and its Subsidiaries (as defined below) taken as a whole, (b) result in the delisting of shares of Common Stock from the New York Stock Exchange (the “NYSE”) or (c) prevent or materially interfere with the consummation of the transactions contemplated by this Agreement (each of (a), (b) and (c) above, a “Material Adverse Effect”).  All of the Company’s subsidiaries are listed in Schedule 2(j) attached hereto (the “Subsidiaries”).

(ii)                                  Each Subsidiary has been duly formed and is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the jurisdiction in which it is chartered or organized with full power and authority (corporate and other) to own or lease its properties and conduct its business as described in the Disclosure Package and the Prospectus, and is duly qualified to transact business and is in good standing in all jurisdictions in which the conduct of its business requires such qualification and in which the failure to be so qualified and in good standing would have a Material Adverse Effect.

(k)                                  The statements in the Disclosure Package and the Prospectus under the heading “Certain U.S. Federal Income Tax Considerations” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries of such legal matters, agreements, documents or proceedings.

(l)                                     The information contained in the line items “Preferred Stock” and “Common Stock” set forth in the consolidated balance sheet as of December 31, 2008 or as of the Company’s then most recently completed quarter or fiscal year, contained in the Company’s quarterly report on Form 10-Q or the Company’s annual report on Form 10-K, as applicable, sets forth the authorized, issued and outstanding capital stock of the Company at the indicated date, and there has been no material change in such information since December 31, 2008 or the Company’s then most recently completed quarter or fiscal year; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Disclosure Package and the Prospectus; all the outstanding shares of capital stock or other ownership interests of each Subsidiary of the Company have been duly and validly authorized and issued and are fully paid and nonassessable, and, except as otherwise set forth in the Disclosure Package and the Prospectus, all outstanding shares of capital stock or other ownership interests of the Subsidiaries are owned by the Company either directly or through wholly owned Subsidiaries free and clear of any perfected security interest or any other security interests, claims, mortgages, pledges, liens, encumbrances or other restrictions of any kind (collectively, “Liens”); except as set forth in the Disclosure Package and the Prospectus, no options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities for, Common Shares of or ownership interests in the Company are outstanding; except as set forth in the Disclosure Package and the Prospectus, there are no outstanding options, warrants or other rights to purchase, agreements or other obligations to issue, or rights to convert any obligations into or exchange any securities or interests for capital stock or other ownership interests of any Subsidiary of the Company; the Shares are duly listed, and admitted and authorized for trading, subject to official notice of issuance and evidence of satisfactory distribution, on the NYSE; the Company’s Common Shares are duly listed on the NYSE; the Shares have been duly and validly authorized and when issued and paid for as contemplated herein will be validly issued, fully-paid and non-assessable; no preemptive or similar rights of stockholders exist with respect to any of the Shares or the issue and sale thereof; all offers and sales of the Company’s Common Shares prior to the date hereof were at all relevant times duly registered under the Act or were exempt from the registration requirements of the Act and were duly registered or the subject of an available exemption from the registration requirements of the applicable state securities or blue sky laws.  Except as described or contemplated in the Disclosure Package and the Prospectus or pursuant to the Company Stock Plans, the Company has not sold or issued any securities during the six-month period preceding the date of the Prospectus, including any sales pursuant to Rule 144A or Regulations D or S under the Act.  There are no persons with registration or other similar rights to have any equity or debt securities registered for sale under the Registration Statement or included in the offering contemplated by this Agreement or any applicable Terms Agreement, except for such rights as have been duly waived.  Except as set forth in the Disclosure Package and the Prospectus, and any document that is incorporated by reference therein, there are no contracts, agreements or understandings between the Company and any person granting such person the right to require the Company to file a registration statement under the Act with respect to any securities of the Company owned or to be owned by such person or, except as set forth in that certain Letter Agreement dated September 2, 1998, to require the Company to include such securities in any securities being registered pursuant to any other registration statement filed by the Company under the Act.

(m)                               The Company has full corporate power and authority to enter into and perform this Agreement and the Alternative Equity Distribution Agreement and will have, at the time of execution thereof, full corporate power and authority to enter into and perform any applicable Terms Agreement or Alternative Terms Agreement.  This Agreement has been, any applicable Terms Agreement will have been, and the Alternative Equity Distribution Agreement has been and any Alternative Terms Agreement entered into pursuant thereto will have been, at the time of execution and delivery thereof, duly authorized, executed and delivered by the Company.  Each of this Agreement and the Alternative Equity Distribution Agreement constitutes and, in the case of any applicable Terms Agreement or Alternative Terms Agreement, will constitute, a valid and binding agreement of the Company and is enforceable, and, in the case of any applicable Terms Agreement or Alternative Terms Agreement, will be enforceable, against the Company in accordance with its terms, except as the enforceability hereof and thereof may be limited by applicable bankruptcy, insolvency, reorganization and similar laws affecting creditors’ rights generally and moratorium laws in effect from time to time and by equitable principles restricting the availability of equitable remedies.  The Company has not entered into any other sales agency or distribution agreements or similar arrangements with any agent or other representative in respect of the Shares and the equity shelf program established by this Agreement and the Alternative Equity Distribution Agreement.

(n)                                 The Company is not, and immediately after the sale of the Shares pursuant to the terms and conditions of this Agreement and the application of the proceeds thereof as described in the Prospectus will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(o)                                 No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein or in any applicable Terms Agreement, except such as have been obtained under the Act or such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Shares in the manner contemplated herein or in any applicable Terms Agreement and in the Prospectus.

(p)                                 The financial statements and schedules of the Company, including the notes thereto, included or incorporated by reference in the Prospectus and the Registration Statement present fairly in all material respects the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form in all material respects with the applicable accounting requirements of the Act and have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein).  The summary financial data set forth under the caption “Selected Financial Data” incorporated by reference in the Prospectus and Registration Statement fairly present, on the basis stated therein, the information included therein.  There are no financial statements (historical or pro forma) that are required to be included or incorporated by reference in the Prospectus and the Registration Statement that are not included or incorporated by reference as required.

(q)                                 Except as set forth in the Disclosure Package and the Prospectus and any document that is incorporated by reference therein, there is no action, suit or proceeding pending or, to the Company’s Knowledge, threatened (a) against the Company or its Subsidiaries or (b) involving any property of the Company or its Subsidiaries, before any court, governmental agency, authority or body or any arbitrator which, if determined adversely to the Company or its Subsidiaries, would reasonably be expected to have a Material Adverse Effect.

(r)                                    (i)  The Company or its Subsidiaries have good and marketable title to all of the properties described in the Disclosure Package and the Prospectus, and any document that is incorporated by reference therein, as owned or leased by them and the improvements (exclusive of improvements owned by tenants) located thereon (the “Properties” and individually, a “Property”), in each case, free and clear of all liens, encumbrances, claims, security interests, restrictions and defects, except those that are disclosed in the Disclosure Package and the Prospectus or that do not materially and adversely affect the value of such Property and do not materially and adversely interfere with the use made and proposed to be made of such Property by the Company and any Subsidiary; (ii) the mortgages and deeds of trust encumbering the Properties described in the Disclosure Package and the Prospectus are not convertible into debt or equity securities of the Company and such mortgages and deeds of trust are not cross-defaulted or cross-collateralized to any property not owned directly or indirectly by the Company or its Subsidiaries; (iii) the Company has provided true and complete copies of the mortgages and deeds of trust to the Manager, and neither the Company nor any of its Subsidiaries is in default under any of the mortgages or deeds of trust, nor has an event occurred which with the delivery of notice and passing of a cure period would become a default under any mortgage or deed of trust; (iv) neither the Company nor any of its Subsidiaries has received from any governmental authority any written notice of any condemnation of or zoning change affecting the Properties or any part thereof, and to the Company’s

Knowledge there is not any such condemnation or zoning change which is threatened and which if consummated would reasonably be expected to have a Material Adverse Effect; (v) each of the Properties complies with all applicable codes, laws and regulations (including without limitation, building and zoning codes, laws and regulations and laws relating to access to the Properties), except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect; (vi) a Subsidiary holds a valid owner’s policy of title insurance for each Property insuring such Subsidiary as the fee title owner or the leasehold titleholder, and the Company and/or its Subsidiaries has the benefit of such title insurance policies; (vii) true, correct and complete copies of the leases, exhibits, schedules or other documents that comprise the leases described in the “Properties” section of the Disclosure Package and Prospectus, and any document that is incorporated by reference therein have been provided or made available to the Manager or its counsel; (viii) except as disclosed in the Disclosure Package and the Prospectus or in Schedule 2(r)(viii) attached hereto, no tenant under any lease pursuant to which any of the Subsidiaries leases the Properties has an option or right of first refusal to purchase the premises leased thereunder or the building of which such premises are a part; and (ix) all Properties which are held by the Company under a ground lease are set forth in Schedule 2(r)(ix) attached hereto; the Company has supplied true and complete copies of the ground leases to the Manager; and neither the Company nor any of its Subsidiaries is in default under any ground lease, nor to the Company’s Knowledge has an event occurred which with delivery of notice and passing of a cure period would become a default under any ground lease.  The Company and its Subsidiaries have good and marketable title to all personal property owned by them, free and clear of all encumbrances and defects; and all personal property held under lease by the Company or any Subsidiary are held by it under valid, subsisting and enforceable leases, in each case, with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property by the Company or the Subsidiary.

(s)                                  (i)  The Company or its Subsidiaries have lawful first priority mortgages or deeds of trust (the “Mortgages” and individually, a “Mortgage”) on all of the properties described in the Disclosure Package and the Prospectus, and any document that is incorporated by reference therein, as being the subject of mortgages or deeds of trust held by them; (ii) each of the Mortgages constitutes a legally valid and binding obligation of the Subsidiary party thereto, and to the Company’s Knowledge, each of the borrowers party thereto, enforceable against such Subsidiary and such borrowers in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, receivership, moratorium and other similar laws affecting creditors’ rights and general principles of equity, and except as to rights to indemnity and contribution thereunder may be limited by applicable law or policies underlying such law; (iii) true, correct and complete copies of the instruments, exhibits, schedules or other documents that comprise the Mortgages have been provided or made available to the Manager or its counsel; and (iv) except as disclosed in the Disclosure Package and the Prospectus, no Subsidiary or borrower is in default under any Mortgage, nor to the Company’s Knowledge has an event occurred which with delivery of notice and passing of a cure period would become a default under any Mortgage, where such default would reasonably be expected to have a Material Adverse Effect.

(t)                                    Neither the Company nor any Subsidiary is in violation or default of (i) any provision of its charter, bylaws or other organizational or governing documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such Subsidiary or any of its properties, as applicable, except, in the case of clauses (ii) or (iii) above, for such violations or defaults that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Neither the issuance and sale of the Shares nor the consummation of any other of the transactions contemplated herein or in any applicable Terms

Agreement nor the fulfillment of the terms hereof or of any applicable Terms Agreement will conflict with, result in a breach or violation of, or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, (i) the charter or bylaws of the Company or the organizational or other governing documents of any of its Subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, franchise, note, loan agreement or other agreement, obligation, condition, covenant or instrument to which the Company or any of its Subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Company or any of its Subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its Subsidiaries or any of its or their properties, except, in the case of clauses (ii) or (iii) above, for such conflicts, breaches, violations, liens, charges or encumbrances that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(u)                                 To the Company’s Knowledge, Ernst & Young LLP, (the “Accountants”) who have certified certain of the financial statements and related schedules filed with the Commission as part of, or incorporated by reference in the Prospectus is an independent registered public accounting firm with respect to the Company as required by the Act and the Rules and Regulations and the Public Company Accounting Oversight Board (the “PCAOB”).

(v)                                 The Company and each of its Subsidiaries has filed all foreign, federal, state and local tax returns that are required to be filed or has requested extensions thereof, except in any case in which the failure so to file would not reasonably be expected to have a Material Adverse Effect, and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such tax, assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect.

(w)                               The Company and each of its Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance and fidelity or surety bonds insuring the Company or any of its Subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its Subsidiaries are in compliance with the terms of such policies and instruments in all material respects; and there are no claims by the Company or any of its Subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such Subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.  To the Company’s Knowledge, the tenants of the Properties (each, a “Tenant”) and the borrowers under the Mortgages (each, a “Mortgagee”) are insured against such losses and risk with respect to the Properties or such properties that are the subject of Mortgages, as applicable, and in such amounts as are prudent and customary in the businesses in which they are engaged, except where the failure of any Tenant or Mortgagee to be so insured, singly or in the aggregate with failures of other Tenants or Mortgagees to be so insured, would not reasonably be expected to have a Material Adverse Effect.

(x)                                   No Subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends or distributions to the Company, from making any other distribution on such Subsidiary’s capital stock or equity interests, from repaying to the Company any loans or advances to such Subsidiary from the Company or from transferring any of such Subsidiary’s property or assets to the Company or any other Subsidiary of the Company.

(y)                                 The Company and its Subsidiaries possess all valid and current licenses, certificates, permits and other authorizations issued by the appropriate federal or state regulatory authorities necessary to conduct their respective businesses, except where the failure to possess such license, certificate, permit or authorization would not reasonably be expected to have a Material Adverse Effect; and neither the Company nor any such Subsidiary has received any written notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect.

(z)                                   To the Company’s Knowledge, each Tenant and each Mortgagee has all necessary licenses, permits, authorizations, consents and approvals, and possesses valid and current certificates, and is required under the applicable lease or Mortgage to make all necessary filings required under any federal, state or local law, regulation or rule and obtain all necessary authorizations, consents and approvals from other persons, required in order to conduct their respective businesses at such Properties or at such properties that are the subject of Mortgages, as applicable, and in the case of Mortgagees own their respective properties as described in the Disclosure Package and the Prospectus; to the Company’s Knowledge, each Tenant and each Mortgagee has made all such filings and obtained all such authorizations, consents and approvals, if any, as required under the applicable lease or Mortgage, except to the extent that any failure to have any such licenses, permits, authorizations, consents or approvals, or to make any such filings or to obtain any such authorizations, consents or approvals, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; to the Company’s Knowledge, no Tenant or Mortgagee is required by any applicable law to obtain accreditation or certification from any governmental agency or authority in order to conduct the business at such Properties or at such properties that are the subject of Mortgages, as applicable, or in the case of Mortgagees own their respective properties as described in the Disclosure Package and the Prospectus, except such accreditations and certifications as have been obtained; to the Company’s Knowledge, no Tenant or Mortgagee is in violation of, or in default under, or has received any written notice regarding a possible violation, default or revocation of any such certificate, license, permit, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to such Tenant or Mortgagee with respect to the Properties or such properties that are the subject of Mortgages, as applicable, or the Company or any of the Subsidiaries the effect of which, individually or in the aggregate, would result in a Material Adverse Effect.

(aa)                            The Company and its Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  Since the date of the Company’s most recent audited balance sheet, there has been (i) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (ii) no change in the Company’s internal control over financial reporting that has materially and adversely affected, or is reasonably likely to materially and adversely affect, the Company’s internal control over financial reporting.

(bb)                          The Company has not taken, directly or indirectly, any action designed to or that would constitute or that would reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(cc)                            The Company and its Subsidiaries, and to the Company’s Knowledge, each Tenant and each Mortgagee, are (i) in compliance with any and all applicable federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Laws, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect.  Neither the Company nor any of the Subsidiaries has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.  To the Company’s Knowledge, there have been no and are no (i) aboveground or underground storage tanks; (ii) polychlorinated biphenyls (“PCBs”) or PCB-containing equipment; (iii) asbestos or asbestos containing materials; (iv) lead based paints; (v) mold or other airborne contaminants; or (vi) dry-cleaning facilities in, on, under, or about any property owned by the Company or any of its Subsidiaries.  The LTC Properties, Inc. 401(k) Plan (the “401(k) Plan”) is the only Company employee pension benefit plan (within the meaning of Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”)) and it is intended to meet the requirements of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”).  The Company does not sponsor, maintain or contribute to, and has never sponsored, maintained or contributed to, or had any liability with respect to, any employee benefit plan subject to Section 302 of ERISA, Section 412 of the Code or Title IV of ERISA.  The Company does not contribute to, and has never contributed to or had any liability with respect to, a multiemployer plan (within the meaning of Section 3(37) of ERISA).  The 401(k) Plan complies with the requirements of ERISA, the Code and all applicable laws in all material respects.  Any Company plan, arrangement or agreement that provides compensation or other benefits and that is an employee welfare benefit plan (within the meaning of Section 3(1) of ERISA) that is a group health plan (within the meaning of Section 4980B(g)(2) of the Code) complies, and in each and every case has complied, in all material respects with the requirements of Section 4980B of the Code, ERISA and other applicable laws.  Except as otherwise set forth on Schedule 2(cc), no Company plan, arrangement or agreement provides health or other benefits after an employee’s or former employee’s retirement or other termination of employment except as required by Section 4980B of the Code.

(dd)                          Since July 30, 2002, the Company has not, directly or indirectly, including through any Subsidiary: (a) extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of the Company, or to or for any family member or affiliate of any director or executive officer of the Company; or (b) made any material modification, including any renewal thereof, to any term of any personal loan to any director or executive officer of the Company, or any family member or affiliate of any director or executive officer, which loan was outstanding on July 30, 2002.  There is and has been no failure on the part of the Company and any of the Company’s directors or officers, in their capacities as such, to comply with any applicable provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), except for such failures to comply that would not individually or in the aggregate reasonably be expected to have a Material Adverse Effect.

(ee)                            The Company qualifies as a real estate investment trust pursuant to Sections 856 through 860 of the Internal Revenue Code of 1986, as amended, has so qualified for the taxable years ended December 31, 1992 through December 31, 2008 and no transaction or other event has occurred or is contemplated which would prevent the Company from so qualifying for its current taxable year or, absent a change in law, any future taxable year.  The Company’s proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a real estate investment trust under the Code.  Each of the Company’s corporate subsidiaries (including any other subsidiaries that have filed an election pursuant to Treasury Regulation Section 301.7701-3(c)(1)(i) to be classified as a corporation for United States federal income tax purposes) is, and upon the sale of the Shares will continue to be, a “qualified REIT subsidiary” within the meaning of Section 856(i) of the Code and the regulations thereunder.

(ff)                                The Company and each of its Subsidiaries (including any predecessor entities) have not distributed, and prior to the later of the Execution Date and the completion of the distribution of the Shares, will not distribute, any offering material in connection with the offering or sale of the Shares other than the Registration Statement, the Prospectus or any other materials, if any, permitted by the Act.

(gg)                          Other than this Agreement and as set forth in the Disclosure Package and the Prospectus under the heading “Plan of Distribution,” there are no contracts, agreements or understandings between the Company and any person that would give rise to a valid claim against the Company or the Manager for a brokerage commission, finder’s fee or other like payment with respect to the issue and sale of the Shares and the consummation of the transactions contemplated by this Agreement or any applicable Terms Agreement.

(hh)                          Since the date of the most recent financial statements included in the Disclosure Package, there has been no (i) material increase in bank borrowings, mortgage loans payable, bonds payable or capital lease obligations of the Company or its Subsidiaries, (ii) material decrease in consolidated shareholders’ equity of the Company or (iii) event, development or circumstance that could reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(ii)                                  Since the respective dates as of which information is given in the Registration Statement, the Base Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, as each may be amended or supplemented, there has not been any material adverse change or any development involving a prospective material adverse change in or affecting the condition, financial or otherwise, of the Company or the earnings, capital stock (except that issued and outstanding Common Shares of the Company has increased due to option exercises, issuances under the Company Stock Plans and conversions of preferred stock), business affairs, management, or business prospects of the Company, whether or not occurring in the ordinary course of business, and the Company has not incurred any material liabilities or obligations and there has not been any material transaction entered into by the Company, other than transactions in the ordinary course of business and transactions described in the Registration Statement, the Base Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any, as each may be amended or supplemented.  The Company has no material contingent obligations which are not disclosed in the Registration Statement, the Base Prospectus, the Prospectus and the Issuer Free Writing Prospectuses, if any.

Any certificate signed by any officer of the Company and delivered to the Manager or counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company, as to matters covered thereby, to the Manager.

3.                                       Sale and Delivery of Shares.

(a)                                  Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i)                                     The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the NYSE, (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by the Manager (daily or otherwise) as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Shares sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Shares.

(ii)                                  The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company.

(iii)                               The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Company’s Board of Directors (the “Board”), or a duly authorized committee thereof, and notified to the Manager in writing. The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time, and the obligations of the Company contained in Sections 4(k), 4(l), 4(m), 4(n), 4(p) and 4(q) of this Agreement shall be deferred for any period that the Company has suspended the offering of Shares pursuant to this Section 3(a)(iii) (each, a “Suspension Period”) and shall recommence upon the termination of such suspension; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv)                              The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company or as principal as shall be agreed by the Company and the Manager in writing.

(v)                                 The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent under this Agreement shall be 2.00% of the gross sales price of the Shares sold pursuant to this Section 3(a). The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)                              The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales.

(vii)                           Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to an account in favor of the Company maintained at Key Bank National Association. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default.

(viii)                        At each Applicable Time, Settlement Date and Representation Date (as defined in Section 4(k)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)                                 If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement (a “Placement”), it will notify the Manager of the proposed terms of such Placement.  If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company and wishes to accept amended terms, the Manager and the Company will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company or the Manager unless and until the Company and the Manager have executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control. Except as expressly provided in this Agreement, the sale by the Company of any securities other than the Shares shall not be subject to the terms of this Agreement.

(c)                                  Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

(d)                                 Under no circumstances shall the gross sales price of the Shares sold pursuant to this Agreement, any Terms Agreement, the Alternative Equity Distribution Agreement and any Alternative Terms Agreement exceed (i) the aggregate gross sales price set forth in Section 1 or (ii) the number and aggregate amount or aggregate gross sales price of the Shares authorized from time to time to be issued and sold under this Agreement, any Terms Agreement, the Alternative Equity Distribution Agreement or any Alternative Terms Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

(e)                                  If any of the parties has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other parties and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)                                    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares shall only be effected by or through only one of the Manager or the Alternative Manager on any single given day, but in no event by both, and the Company shall in no event request that the Manager and the Alternative Manager sell Shares on the same day.

(g)                                 Notwithstanding any other provision of this Agreement, the Company agrees that no sales of Shares shall take place, and the Company shall not request the sale of any Shares, and the Manager shall not be obligated to sell, during any period in which the Company is, or could be deemed to be, in possession of material non-public information; provided that, notwithstanding the provisions of this paragraph (g), the Company agrees that no sales of Shares shall take place during the twenty (20) calendar days prior to an Earnings Release (as defined below).

4.                                       Agreements.  The Company agrees with the Manager that:

(a)                                  During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects.  The Company has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus with the Commission pursuant to the applicable paragraph of Rule 424(b) and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing.  The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use commercially reasonable efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using commercially reasonable efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)                                 If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(c)                                  During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d)                                 (i)  As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its Subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158 (including the option of the Company to file periodic reports in order to make generally available such earnings statement, to the extent that it is required to file such reports under Section 13 or Section 15(d) of the Exchange Act).

(ii)  If the Company makes any public announcement or release disclosing its results of operations or financial condition for a completed quarterly or annual fiscal period (each, an “Earnings Release”) and the Company has not yet filed a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K with respect to such information, as applicable, then, prior to any sale of Shares, the Company shall be obligated to (x) file a prospectus supplement with the Commission under the applicable paragraph of Rule 424(b), which prospectus supplement shall include the applicable financial information, (y) file a Current Report on Form 8-K, which Form 8-K shall include the applicable financial information or (z) furnish a Current Report on Form 8-K pursuant to Item 2.02 thereof, which current report shall specifically state that the applicable financial information shall be deemed “filed” under the Exchange Act.

(e)                                  The Company will furnish to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request. The Company agrees to pay the expenses of printing or other production of all documents relating to the offering.

(f)                                    The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to taxation or service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)                                 The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) or a portion thereof required to be filed with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses, if any, included in Schedule I hereto. Any such free writing prospectus consented to by the Manager or the Company, as applicable, is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)                                 The Company will not offer, sell, contract to sell, pledge, or otherwise dispose of, (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company) directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other Common Shares or any securities convertible into, or exercisable, or exchangeable for, Common Shares; or publicly announce an intention to effect any such transaction without (i) giving the Manager at least five Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that the foregoing restrictions shall not prohibit the Company from (A) granting stock options or restricted stock to employees, consultants or directors pursuant to the terms of a plan in effect at the Execution Time, (B) issuing Common Shares pursuant to (x) the exercise of such options or (y) the exercise of any employee stock options outstanding at the Execution Time, (C) issuing Common Shares pursuant to the Company’s dividend reinvestment plan (if any), (D) issuing Common Shares upon conversion of the Company’s preferred stock outstanding as of the Execution Time and (E) issuing Common Shares upon conversion or exchange of limited partnership units in the Company’s subsidiaries.

(i)                                     The Company will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares; provided, however, that the Company or its broker may bid for and purchase its Common Shares in accordance with Rule 10b-18 under the Exchange Act.

(j)                                     The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after the Company shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(k)                                  Upon commencement of the offering of the Shares under this Agreement at the Execution Time (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), (iii) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as the Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company shall furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Section 6(f) of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Section 6(f), modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate; provided that the obligation of the Company under this subsection (k) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(l)                                     At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Reed Smith LLP, counsel to the Company (“Company Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(b) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this subsection (l) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(m)                               At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Ballard Spahr LLP, Maryland corporate counsel for the Company (“Maryland Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(c) of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this subsection (m) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(n)                                 At each Representation Date, the Company shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager a written opinion of Reed Smith LLP, tax counsel for the Company (“Tax Counsel”), or other counsel satisfactory to the Manager, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, as set forth on Exhibit A to this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that the obligation of the Company under this subsection (n) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(o)                                 At each Representation Date, Goodwin Procter LLP, counsel to the Manager, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(e) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion; provided that the obligation under this subsection (o) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(p)                                 Upon commencement of the offering of the Shares under this Agreement at the Execution Time (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause Ernst & Young LLP (the “Accountants”), or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter; provided that the obligation of the Company under this subsection (p) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension.

(q)                                 Upon commencement of the offering of the Shares under this Agreement at the Execution Time (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company; provided that the obligation of the Company under this subsection (q) shall be deferred for any Suspension Period and shall recommence upon the termination of such suspension. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, their officers and their agents, as the Manager may reasonably request.

(r)                                    The Company acknowledges and agrees that the Manager may trade in the Common Shares for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(s)                                  The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Manager under this Agreement, the Net Proceeds to the Company and the compensation paid by the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(t)                                    If to the Company’s Knowledge, the conditions set forth in Section 6(a), 6(h) or 6(i) shall not have been satisfied on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(u)                                 Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(v)                                 The Company shall ensure that there are at all times sufficient shares of Common Shares to provide for the issuance, free of any preemptive rights, out of its authorized but unissued Common Shares, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its best efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(w)                               During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(x)                                   The Company shall cooperate with Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(y)                                 The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

5.                                       Payment of Expenses.  The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, the closing documents pursuant to this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering, purchase, sale and delivery of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification in an amount together with the fees under clause (vii) not to exceed $5,000); (vii) any filings required to be made with the Financial Industry Regulatory Authority, Inc. (“FINRA”) (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings in an amount together with the fees under clause (vi) not to exceed $5,000); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

6.                                       Conditions to the Obligations of the Manager.  The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)                                  The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b); any other material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)                                 The Company shall have requested and caused the Company Counsel to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Manager, to the effect that:

(i)                                     Based solely on certificates of public officials, (i) each of the Company and each subsidiary listed on Schedule A attached to such opinion (the “Listed Subsidiaries”) is duly qualified to do business as a foreign corporation, limited liability company or limited partnership, as the case may be, and is in good standing in each jurisdiction set forth opposite such entity’s name under the column heading “State(s) of Foreign Qualification” on such Schedule A and (ii) LTC Limited Partnership is in good standing in the State of Texas.

(ii)                                  Each Listed Subsidiary formed under the laws of the State of Delaware is validly existing as a corporation, limited liability company or limited partnership, as the case may be, in good standing under the laws of the State of Delaware, with corporate, limited liability company or limited partnership power and authority, as applicable, to own or lease, as the case may be, its properties and conduct its business as described in the Disclosure Package and the Prospectus, except where the failure to be so qualified and in good standing would not reasonably be expected to have a material adverse effect on the business, financial condition, results of operations, management, properties or prospects of the Company and its Subsidiaries, taken as a whole.

(iii)                               The issued and outstanding shares of capital stock or other ownership interests of each Subsidiary formed under the laws of the State of Delaware have been duly authorized and validly issued and are fully paid and nonassessable and, except as otherwise set forth in the Disclosure Package and the Prospectus, are owned by the Company either directly or through wholly-owned subsidiaries free and clear of any security interest, claim, mortgage, pledge, lien, encumbrance or other restriction of any kind, and are subject to no preemptive rights or options arising under the Delaware General Corporation Law or under such Subsidiary’s organizational documents.

(iv)                              The Registration Statement, on the date it initially became effective under the Act and on the effective date, pursuant to Rule 430B(f)(2) under the Act, of the part of Registration Statement relating to the Shares for purposes of the liability of the Manager under Section 11 of the Act in connection with the sale of the Shares, the Disclosure Package as of the Execution Time, the Prospectus as of its date and as of the date hereof (in each case, except for the financial statements, schedules or other financial and statistical data contained therein or excluded therefrom, as to which no opinion need be rendered), and any Issuer Free Writing Prospectuses, appear on their face to be appropriately responsive in all material respects to the requirements of the Act or the Exchange Act, as applicable.

(v)                                 Each of the documents incorporated or deemed to be incorporated by reference in the Disclosure Package and the Prospectus, as of its respective filing or effective date, appeared on its face to be appropriately responsive in all material respects to the applicable requirements for reports on Form 10-K, 10-Q and 8-K, and proxy statements under Regulation 14A, as the case may be, under the Exchange Act and the rules and regulations of the Commission thereunder; it being understood that no opinion need be rendered with respect to Regulation S-T or the financial statements, schedules or other financial data included in, or omitted from, such documents.

(vi)                              No approval, authorization, consent or order of or filing with any federal, California, Delaware or New York State regulatory commission, board, court, body, authority or agency is required in connection with the issuance and sale of Shares by the Company and consummation by the Company of the transactions contemplated by this Agreement and any Terms Agreement other than such as have been obtained or made under the Act (except with respect to any qualification under state securities, foreign securities or blue sky laws of any jurisdiction in connection with the sale of the Shares or under the rules and regulations of FINRA, as to which no opinion need be rendered).

(vii)                           The execution and delivery by the Company of this Agreement and any Terms Agreement and the issuance and sale of the Shares do not and the performance by the Company of its obligations under this Agreement and any Terms Agreement will not result in any breach of or constitute a default under (i) any indenture, mortgage, deed of trust, bank loan or credit agreement or other evidence of indebtedness, or any license, lease, contract or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or affected and which have been filed as exhibits to the Registration Statement or incorporated by reference therein, (ii) any federal, California, Delaware or New York State law, rule or regulation binding upon the Company or any of its Subsidiaries or their respective properties or assets, or (iii) to the knowledge of such counsel, any decree, judgment or order applicable to the Company or any of its Subsidiaries.

(viii)                        To the knowledge of such counsel, there are no actions, suits, claims, investigations or proceedings pending, threatened or contemplated to which the Company or any of its Subsidiaries or any of their respective directors or officers is a party or to which any of their respective properties is subject at law or in equity before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which are required to be described in the Registration Statement, the Prospectus or the Disclosure Package but are not so described.

(ix)                                The Company is not, and after giving effect to the issuance of the Shares and the application of the proceeds as described in the Prospectus, will not be, an “investment company,” as that term is defined in the Investment Company Act of 1940, as amended.

(x)                                   The statements included or incorporated by reference in the Registration Statement and the Prospectus under the captions “Risk Factors—Congress and the States Have Enacted Health Care Reform and Budget Measures”, “Business—Government Regulation” and “Business—Legislative Developments” insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries or descriptions thereof in all material respects.

(xi)                                The Registration Statement has been declared effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, based solely upon oral telephonic advice from one or more members of the Commission’s staff, no stop order suspending the effectiveness of the Registration Statement and no order directed at any document incorporated by reference in the Registration Statement or the Prospectus or any amendment or supplement thereto, has been issued, nor has any proceeding for the purpose been instituted or threatened by the Commission.

(xii)                             The Shares have been approved for listing by the NYSE subject to official notice of issuance.

In rendering such opinion, such counsel may state that its opinion is limited to matters governed by the federal laws of the United States of America, the internal laws of the State of New York, the internal laws of the State of California and the Delaware General Corporation Law. Such counsel shall also have furnished to the Manager, on every date specified in Section 4(l) of this Agreement, a written statement, addressed to the Manager and dated as of such date, in form and substance satisfactory to the Manager, to the effect that (x) such counsel has acted as counsel to the Company in connection with the preparation of the Registration Statement, the Disclosure Package and the Prospectus and has reviewed the Registration Statement, and (y) subject to the foregoing, such counsel confirms that, on the basis of the information gained in the course of performing the services referred to therein, nothing came to such counsel’s attention that leads such counsel to believe that (i) the Registration Statement, on the effective date, pursuant to Rule 430B(f)(2) under the Act, of the part of the Registration Statement relating to the Shares for purposes of the liability of the Manager under Section 11 of the Act in connection with the sale of the Shares, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) the Prospectus, as of its date, and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (iii) the Disclosure Package, as amended or supplemented at the Execution Time or at any applicable date related to the delivery of such opinion, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, such counsel is not passing upon and does not (a) assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement, the Disclosure Package and the Prospectus (except as and to the extent set forth in such opinion and in opinions delivered pursuant to Section 6(d) with respect to certain tax matters) and (b) express any belief with respect to the financial statements and supporting schedules and other financial and statistical data included or incorporated by reference in, or omitted from, the Registration Statement, the Disclosure Package or the Prospectus. References to the Prospectus in this paragraph (b) shall also include any supplements thereto at the Settlement Date.

(c)                                  The Company shall have requested and caused Maryland Counsel to furnish to the Manager, on every date specified in Section 4(m) of this Agreement, its opinion, dated as of such date and addressed to the Manager, to the effect that:

(i)                                     The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

(ii)                                  The Company has the corporate power and authority to own or lease its properties, to conduct its business as described in the Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement and any applicable Terms Agreement.

(iii)                               The authorized capital stock of the Company is as set forth in the Prospectus in the third full paragraph under the caption “General Description of the Offered Securities”. The authorized capital stock of the Company conforms as to legal matters in all material respects to the description thereof contained in the Disclosure Package and the Prospectus under the captions “General Description of the Offered Securities” and “Description of Our Common Stock”.

(iv)                              The sale and issuance of the Shares have been duly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the Maryland General Corporation Law, and when issued, delivered and paid for as contemplated in this Agreement and any applicable Terms Agreement, the Shares will be validly issued, fully paid and nonassessable. The holders of outstanding shares of capital stock of the Company are not entitled to preemptive or other rights to subscribe for the Shares arising under the Maryland General Corporation Law or the charter or bylaws of the Company.

(v)                                 The specimen stock certificate used to evidence the Shares complies with the applicable requirements of the Maryland General Corporation Law and with any applicable requirements of the charter or bylaws of the Company.

(vi)                              The execution and delivery of this Agreement and any applicable Terms Agreement have been duly authorized by all necessary corporate action on the part of the Company under its charter and bylaws and the Maryland General Corporation Law. This Agreement and any applicable Terms Agreement have been duly executed and delivered by the Company.

(vii)                           The statements included in (a) the Disclosure Package and the Prospectus under the captions “Risk Factors—Certain provisions of Maryland law and our Charter and Bylaws could hinder, delay or prevent changes in control,” “General Description of the Offered Securities,” “Description of Our Common Stock” and “Certain Provisions of Maryland Law and of Our Charter and Bylaws” and (b) Item 15 “Indemnification of Directors and Officers” in Part II of the Registration Statement, insofar as such statements summarize matters of Maryland law or the charter or bylaws of the Company, are true and correct in all material respects.

(viii)                        No approval, authorization, consent or order of or filing with any governmental authority of the State of Maryland pursuant to any law of the State of Maryland is required in connection with the issuance and sale of the Shares by the Company and consummation of the transactions contemplated by this Agreement and any Terms Agreement, other than such as have been obtained or made.

(ix)                                The execution, delivery and performance of this Agreement and any applicable Terms Agreement by the Company and the issuance, sale and delivery of the Shares does not and will not result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time or both would result in any breach of or constitute a default under): (i) the charter or bylaws of the Company, (ii) any laws, rules or regulations of the State of Maryland or (iii) to the knowledge of such counsel, any decree, judgment or order of any court or governmental authority of the State of Maryland applicable by name to the Company.

(x)                                   The opinions of Maryland Counsel may be limited to the laws of the State of Maryland, and Maryland Counsel need express no opinion with respect to any federal or state securities laws or federal or state laws relating to fraudulent conveyances.

(xi)                                The opinions in clauses (vii), (viii) and (ix) above may be limited to Maryland Counsel’s consideration of the Maryland General Corporation Law and only those other Maryland laws (other than securities and tax laws as to which Maryland Counsel need express no opinion), if any, and those approvals, authorizations, consents, orders or filings of or with any governmental authority of the State of Maryland (other than those required under securities laws and tax laws of the State of Maryland as to which Maryland Counsel need express no opinion), if any, which in Maryland Counsel’s experience are normally applicable transactions of the type described in this Equity Distribution Agreement.

(d)                                 The Company shall have requested and caused Tax Counsel to furnish to the Manager, on every date specified in Section 4(n) of this Agreement, its opinion, dated as of such date and addressed to the Manager, and in form as set forth on Exhibit A.

(e)                                  The Manager shall have received from Goodwin Procter LLP, counsel for the Manager, on every date specified in Section 4(o) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(f)                                    The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the Chief Executive Officer or the President and the principal financial or accounting officer of the Company, on behalf of the Company, dated as of such date, to the effect that the signers of such certificate have examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)                                     the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)                                  no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s Knowledge, threatened;

(iii)                               since the date of the most recent financial statements included in the Disclosure Package, there has been no material adverse effect on the business, financial condition, results of operations, management, properties or prospects of the Company and its Subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus; and

(iv)                              they have carefully examined the Disclosure Package and the Prospectus and, in their opinion (A) as of each Applicable Time, the Disclosure Package and the Prospectus did not include any untrue statement of a material fact and did not omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) since each Applicable Time no event has occurred which should have been set forth in a supplement or amendment to the Disclosure Package and the Prospectus.

(g)                                 The Company shall have requested and caused the Accountants to have furnished to the Manager, on every date specified in Section 4(p) hereof and to the extent requested by the Manager in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, which letters shall cover, without limitation, the various financial statements and disclosures contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus and other matters ordinarily covered by accountants’ “comfort letters” to underwriters in connection with registered public offerings as contemplated in the Statement on Auditing Standards No. 72, as well as confirming that they have performed a review of any unaudited interim financial information of the Company included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus in accordance with Statement on Auditing Standards No. 100.

References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(h)                                 Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (g) of this Section 6 or (ii) any change, or any development involving a prospective change, in or affecting the business, financial condition, results of operations, management, properties or prospects of the Company and its Subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(i)                                     Between the Execution Time and the time of any sale of Shares through the Manager, there shall not have been any decrease in the rating of any of the Company’s debt securities, if any, by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(j)                                     FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(k)                                  The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

(l)                                     Each time that the Company is obligated to make a filing in accordance with Section 4(d)(ii) of this Agreement, the Company shall furnish or cause to be furnished to the Manager forthwith a certificate of the Company’s Chief Financial Officer, dated and delivered the date of filing with the Commission of such prospectus supplement or Current Report on Form 8-K, to the effect that (i) the accounting records upon which the applicable financial information contained in the Earnings Release is based have been prepared in conformity with U.S. generally accepted accounting principles and (ii) nothing came to such officer’s attention since the issuance of the Earnings Release that caused such officer to believe that the applicable financial information contained in the Earnings Release was inaccurate in incomplete in any material respect or failed to fairly present, in all material respects, the financial condition, results of operations and cash flows of the Company as of, and for, the periods presented in the Earnings Release.

(m)                               Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Goodwin Procter LLP, counsel for the Manager, at 53 State Street, Boston, Massachusetts 02109, on each such date as provided in this Agreement.

7.                                       Indemnification and Contribution.

(a)                                  The Company agrees to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager and each person who controls the Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, the Prospectus, any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by or on behalf of the Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)                                 The Manager agrees to indemnify and hold harmless the Company, each of the Company’s directors, each of the Company’s officers who signs the Registration Statement, and each person who controls the Company within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Manager, but only with reference to written information relating to the Manager furnished to the Company by or on behalf of the Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Manager may otherwise have.

(c)                                  Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of one such separate counsel and one local counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent (A) includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d)                                 In the event that the indemnity provided in paragraph (a) or (b) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Company and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and by the Manager on the other from the offering of the Shares; provided, however, that in no case shall the Manager be responsible for any amount in excess of the underwriting discount or commission, as the case may be. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Manager shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Company within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company, subject in each case to the applicable terms and conditions of this paragraph (d).

8.                                       Termination.

(a)                                  The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(s) shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)                                 The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)                                  This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 5, 7 and 9 shall remain in full force and effect.

(d)                                 Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)                                  In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Shares shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto).

9.                                       Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares. The provisions of Sections 5 and 7 hereof shall survive the termination or cancellation of this Agreement.

10.                                 Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to KeyBanc Capital Markets Inc., Attention: David Gorden (fax no.: (617) 385-6292) and confirmed to KeyBanc Capital Markets Inc. at 225 Franklin Street, Boston, Massachusetts 02110, Attention: David Gorden, with a copy to Goodwin Procter LLP, Attention: Bradley C. Weber (fax no.: (858) 457-1255) and confirmed to Goodwin Procter LLP at 4365 Executive Drive, Suite 300, San Diego, California 92121, Attention: Bradley C. Weber; or, if sent to the Company, will be mailed, delivered or telefaxed to LTC Properties, Inc., Attention: Wendy Simpson (fax no.: (805) 981-3616) and confirmed to LTC Properties, Inc. at 31365 Oak Crest Drive, Suite 200, Westlake Village, California 91361, Attention: Wendy Simpson, with a copy to Reed Smith LLP, Attention: Herbert F. Kozlov (fax no.: (212) 521-5450) and confirmed to Reed Smith LLP at 599 Lexington Avenue, New York, New York 10022, Attention: Herbert F. Kozlov.

11.                                 Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12.                                 No Fiduciary Duty.  The Company hereby acknowledges and agrees that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company and (c) the Company’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Company on related or other matters). The Company agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

13.                                 Integration.  This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and the Manager with respect to the subject matter hereof.

14.                                 Applicable Law.  This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.                                 Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16.                                 Counterparts.  This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.                                 Headings.  The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18.                                 Definitions.  The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Company’s Knowledge” shall mean the actual knowledge of (i) Andre C. Dimitriadis, Executive Chairman of the Company, (ii) Wendy L. Simpson, Chief Executive Officer and President of the Company, (iii) Pamela Shelley-Kessler, Senior Vice President and Chief Financial Officer, and Corporate Secretary (iv) Clint B. Malin, Vice President and Chief Investment Officer, (v) Peter G. Lyew, Vice President and Director of Tax, and (vi) T. Andrew Stokes, Vice President, Marketing and Strategic Planning.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the most recently filed prospectus supplement (if any) that was filed pursuant to Rule 424(b) after the Execution Time, (iv) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (v) the public offering price of Shares sold at the relevant Applicable Time and (vi) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement and the most recently filed prospectus supplement relating to the Shares (if any) that was filed pursuant to Rule 424(b) after the Execution Time.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to October 26, 2010.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 153”, “Rule 158”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the Manager.

Very truly yours,

LTC PROPERTIES, INC.

By:	/s/ Wendy Simpson

Name:	Wendy Simpson

Title:	CEO & President

The foregoing Agreement is hereby confirmed and accepted as of the date first written above.

KeyBanc Capital Markets Inc.

By:	/s/ Mark J. Koster

Name:	Mark J. Koster

Title:	Managing Director

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

EXHIBIT A

Form of Tax Opinion

[DATE]

KeyBanc Capital Markets, Inc.

127 Public Square
Cleveland, Ohio 44114

Re:          Federal Income Tax Considerations

Ladies and Gentlemen:

We have acted as special counsel to LTC Properties, Inc., a Maryland corporation (the “Company”), in connection with the at-the-market offering of up to approximately $85.7 million of aggregate gross proceeds of common stock of the Company, par value $0.01 per share (the “Shares”), pursuant to a registration statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) and declared effective on June 16, 2010 (File No. 333-167433) (as so filed and as amended, the “Registration Statement”), which contains a base prospectus (the “Base Prospectus”) and a prospectus supplement dated October 26, 2010, filed with the Commission pursuant to Rule 424(b) under the Act (the “Prospectus Supplement” together with the Base Prospectus, the “Prospectus”), and the Amended and Restated Equity Distribution Agreement, dated as of October 26, 2010, between the Company and you (the “EDA”).  The Company has offered and sold an aggregate of approximately $20.6 million in aggregate offering price of the Shares prior to the date hereof and, pursuant to the EDA, the Company may issue and sell, from time to time, from and after the date hereof up to an aggregate offering price of approximately $65.1 million of the Shares. Each of (i) the Prospectus and (ii) each document that the Company has identified as an “issuer free writing prospectus” (as defined in Rule 433 under the Act) and that is described on Schedule I to the EDA are collectively referred to as the “Disclosure Package.”  References herein to the Registration Statement or the Disclosure Package shall be deemed to include all documents incorporated or deemed to be incorporated by reference therein.  Capitalized terms used herein but not defined have the meanings set forth in the EDA.

You have requested our opinion concerning certain of the federal income tax consequences to the Company and the purchasers of the Shares in connection with the offering described above.  This opinion is based on various facts and assumptions, including the facts set forth in the Registration Statement and the Prospectus concerning the business, properties and governing documents of the Company.  We have also been furnished with, and with your consent have relied upon, certain representations made by the Company with respect to certain factual matters.  The Company’s representation letter is attached to this opinion as an exhibit.

In our capacity as counsel to the Company, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.  In our examination, we have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures thereon, the legal capacity of natural persons executing such documents and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the federal income tax laws of the United States and we express no opinion with respect to the applicability thereto, or the effect thereon, of other federal laws, the laws of any state or other jurisdiction or as to any matters of municipal law or the laws of any other local agencies within any state.

Based on such facts, assumptions and representations and subject to qualifications set forth below, it is our opinion that:

1.             Commencing with its taxable year ending December 31, 1992, the Company has been organized and operated in conformity with the requirements for qualification and taxation as a “real estate investment trust” under the Internal Revenue Code of 1986, as amended (the “Code”), and its proposed method of operation, as described in the Charter or Bylaws of the Company, the Registration Statement, the Disclosure Package and the representations by the Company, will enable the Company to continue to meet the requirements for qualification and taxation as a “real estate investment trust” under the Code; and

2.             The statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 set forth under the caption “Taxation of Our Company” and included in or incorporated by reference in the Registration Statement and the Disclosure Package under the captions “Certain U.S. Federal Income Tax Considerations,” to the extent such information constitutes matters of law, summaries of legal matters, or legal conclusions, have been reviewed by us and are accurate in all material respects.

No opinion is expressed as to any matter not discussed herein.

This opinion is based on various statutory provisions, regulations promulgated thereunder and interpretations thereof by the Internal Revenue Service and the courts having jurisdiction over such matters, all of which are subject to change either prospectively or retroactively.  Also, any variation or difference in the facts from those set forth in the Charter or Bylaws of the Company, the Prospectus Supplement, the Company’s Annual Report on Form 10-K for the year ended December 31, 2009, or the representations by the Company may affect the conclusions stated herein.  Moreover, the Company’s qualification and taxation as a real estate investment trust depends upon the Company’s ability to satisfy, through actual annual operating results, distribution levels and diversity of stock ownership, the various qualification tests imposed under the Code, the results of which have not been and will not be reviewed by us.  Accordingly, no assurance can be given that the actual results of the Company’s operation for any one taxable year will satisfy such requirements.

This opinion is rendered only to you, and is solely for your use in connection with the issuance of the Shares pursuant to the Registration Statement and the Disclosure Package.  This opinion may not be relied upon by you for any other purpose, or furnished to, quoted to, or relied upon by any other person, firm or corporation, for any purpose, without our prior written consent.  We undertake no obligation to update this opinion if applicable laws change after the date hereof or if we become aware after the date hereof of any facts that may change the opinions expressed herein.

Very truly yours,

ANNEX I

[Form of Terms Agreement]

LTC PROPERTIES, INC.

Shares of Common Stock

TERMS AGREEMENT

, 20

KeyBanc Capital Markets Inc.

127 Public Square

Cleveland, Ohio 44114

Ladies and Gentlemen:

LTC Properties, Inc. (the “Company”) proposes, subject to the terms and conditions stated herein and in the Amended and Restated Equity Distribution Agreement, dated October 26, 2010 (the “Equity Distribution Agreement”), between the Company and KeyBanc Capital Markets Inc., to issue and sell to KeyBanc Capital Markets Inc. the securities specified in Schedule I hereto (the “Purchased Shares”) [, and solely for the purpose of covering over-allotments, to grant to KeyBanc Capital Markets Inc. the option to purchase the additional securities specified in the Schedule I hereto (the “Additional Shares”)].*

[KeyBanc Capital Markets Inc. shall have the right to purchase from the Company all or a portion of the Additional Shares as may be necessary to cover over-allotments made in connection with the offering of the Purchased Shares, at the same purchase price per share to be paid by KeyBanc Capital Markets Inc. to the Company for the Purchased Shares. This option may be exercised by KeyBanc Capital Markets Inc. at any time (but not more than once) on or before the thirtieth day following the date hereof, by written notice to the Company. Such notice shall set forth the aggregate number of shares of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be delivered (such date and time being herein referred to as the “Option Closing Date”); provided, however, that the Option Closing Date shall not be earlier than the Time of Delivery (as set forth in the Schedule I hereto) nor earlier than the second business day after the date on which the option shall have been exercised nor later than the fifth business day after the date on which the option shall have been exercised. Payment of the purchase price for the Additional Shares shall be made at the Option Closing Date in the same manner and at the same office as the payment for the Purchased Shares.]*

Each of the provisions of the Equity Distribution Agreement not specifically related to the solicitation by KeyBanc Capital Markets Inc., as agent of the Company, of offers to purchase securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]* except that each representation and warranty in Section 2 of the Equity Distribution Agreement which makes reference to the Prospectus (as therein defined) shall be deemed to be a representation and warranty as of the date of the Equity Distribution Agreement in relation to the Prospectus, and also a representation and warranty as of the date

* Include only if KeyBanc Capital Markets Inc. has an over-allotment option.

of this Terms Agreement [and] [,] the Time of Delivery [and any Option Closing Date]* in relation to the Prospectus as amended and supplemented to relate to the Purchased Shares.

An amendment to the Registration Statement (as defined in the Equity Distribution Agreement), or a supplement to the Prospectus, as the case may be, relating to the Purchased Shares [and the Additional Shares]*, in the form heretofore delivered to the Manager is now proposed to be filed with the Securities and Exchange Commission.

Subject to the terms and conditions set forth herein and in the Equity Distribution Agreement which are incorporated herein by reference, the Company agrees to issue and sell to KeyBanc Capital Markets Inc. and the latter agrees to purchase from the Company the number of shares of the Purchased Shares at the time and place and at the purchase price set forth in the Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us a counterpart hereof, whereupon this Terms Agreement, including those provisions of the Equity Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between KeyBanc Capital Markets Inc. and the Company.

LTC PROPERTIES, INC.

By:

Name:

Title:

ACCEPTED as of the date first written above.

KeyBanc Capital Markets Inc.

By:

Name:

Title:

[Form of Terms Agreement]

Schedule I to the Terms Agreement

Title of Purchased Shares [and Additional Shares]:

Common Stock, par value $0.01 per share

Number of Shares of Purchased Shares:

[Number of Shares of Additional Shares:]

[Price to Public:]

Purchase Price by KeyBanc Capital Markets Inc.:

Method of and Specified Funds for Payment of Purchase Price:

By wire transfer to a bank account specified by the Company in same day funds.

Method of Delivery:

Free delivery of the Shares to the Manager’s account at The Depository Trust Company in return for payment of the purchase price.

Time of Delivery:

Closing Location:

Documents to be Delivered:

The following documents referred to in the Equity Distribution Agreement shall be delivered as a condition to the closing at the Time of Delivery [and on any Option Closing Date]:

(1)           The opinion referred to in Section 4(l).

(2)           The opinion referred to in Section 4(m).

(3)           The opinion referred to in Section 4(n).

(4)           The opinion referred to in Section 4(o)

(5)           The accountants’ letter referred to in Section 4(p).

(6)           The officers’ certificate referred to in Section 4(k).

(7)           Such other documents as the Manager shall reasonably request.